UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

BioCryst Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200 Durham, North Carolina (Address of Principal Executive Offices)	27703 (Zip Code)

(919) 859-1302
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2025, BioCryst Pharmaceuticals, Inc., a Delaware corporation (“BioCryst” or the “Company”), and  BioCryst Ireland Limited (“BioCryst Ireland”), a private limited company incorporated under the laws of Ireland and a wholly owned subsidiary of the Company, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Neopharmed Gentili S.p.A., a corporation organized under the laws of Italy (the “Purchaser”).

Under the terms of the Purchase Agreement, BioCryst has agreed to sell to the Purchaser all of its equity interests in BioCryst Ireland, which, together with its subsidiaries, holds certain assets and rights related to the Company’s European ORLADEYO® business. Concurrent with the closing of the transactions contemplated by the Purchase Agreement, the Company and BioCryst Ireland will amend and restate their existing intellectual property license agreement pursuant to which the Company will continue to grant to BioCryst Ireland certain rights with respect to ORLADEYO® in the territory (the “IP License Agreement”).  The terms of the IP License Agreement may also extend to the pediatric line extension of ORLADEYO®, subject to certain regulatory approvals. Upon closing of the transaction, the Purchaser will pay to BioCryst $250,000,000 in cash, subject to customary purchase price adjustments.  In addition, the Purchaser has agreed to pay BioCryst up to $14,000,000 if certain revenue milestones are achieved prior to December 31, 2032. The transaction is expected to close in October 2025.

Closing Conditions

The closing of the transaction is subject to customary closing conditions set forth in the Purchase Agreement, including, but not limited to: (i) the receipt of antitrust approval; (ii) the receipt of certain third party consents; (iii) the accuracy of the Company’s and BioCryst Ireland’s representations and warranties contained in the Purchase Agreement (except, generally, for any inaccuracies that have not had a Company Material Adverse Effect or a Seller Material Adverse Effect (each as defined in the Purchase Agreement); (iv) the absence of any law or injunction restraining or otherwise prohibiting the consummation of the transactions; (v) the absence of a Company Material Adverse Effect; and (vi) the delivery of a customary payoff letter relating to the repayment of certain indebtedness of BioCryst from the proceeds of the transaction.

Regulatory Efforts

The parties to the Purchase Agreement have agreed to use their respective reasonable best efforts to consummate and make effective, as promptly as practicable, the transaction contemplated thereby, including by using reasonable best efforts to cause the conditions to the transaction to be satisfied.

Termination

The Purchase Agreement contains customary provisions giving each of BioCryst and the Purchaser the right to terminate the Purchase Agreement under certain circumstances. Subject to certain limitations, either party may terminate the Purchase Agreement (i) by mutual written consent of BioCryst and the Purchaser, (ii) if the closing has not occurred on or before December 31, 2025 (the “End Date”), or (iii) if any order or law is in effect that makes illegal, prohibits or prevents the consummation of the transaction. Subject to certain limitations, BioCryst may terminate the Purchase Agreement if there has been a breach by the Purchaser of any representation, warranty, covenant or agreement contained in the Purchase Agreement to the extent such breach would result in the failure of a closing condition (subject to a 30-day cure period). Subject to certain limitations, the Purchaser may terminate the Purchase Agreement if the Company or BioCryst Ireland breaches, violates or fails to perform any representation, warranty, covenant or agreement in the Purchase Agreement to the extent such breach would result in the failure of a closing condition (subject to a 30-day cure period).

Other Terms of the Purchase Agreement; Ancillary Agreements

The Company and BioCryst Ireland also made customary representations and warranties in the Purchase Agreement and agreed to customary covenants regarding the operation of the business of BioCryst Ireland and its subsidiaries prior to the consummation of the transactions. The Purchase Agreement also provides that BioCryst, on the one hand, or the Purchaser, on the other hand, may specifically enforce the obligations under the Purchase Agreement, including the obligation to consummate the transactions if the conditions set forth in the Purchase Agreement are satisfied and subject to certain other conditions.  Following the closing, BioCryst will be the exclusive supplier of ORLADEYO® to the Company, subject to limited exceptions, pursuant to a supply agreement to be entered into at closing between BioCryst and the Company.  In connection with the transactions contemplated by the Purchase Agreement, at the closing, BioCryst and the Company will enter into a global brand support agreement which will provide for coordination of brand and regulatory activities between the parties after closing.  Also at the closing, the Company and BioCryst Ireland will enter into a mutual transition services agreement pursuant to which BioCryst Ireland and the Company will provide each other with certain transition services for the periods of time and compensation as set forth therein. The Company and BioCryst Ireland will also enter into a trademark license agreement at closing, pursuant to which the Company will grant a license to BioCryst Ireland to use the “BioCryst” name on packaging for a limited period of time and the ORLADEYO® product name, for the term of the IP License Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 and is incorporated by reference herein.

The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement and is qualified in its entirety by the terms and conditions of the Purchase Agreement. It is not intended to provide any other factual information about the Company, BioCryst Ireland, the Purchaser or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in the Company’s  public disclosures, as well as additional non-public information) made for the purposes of allocating contractual risk among the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of June 27, 2025, by and among BioCryst Pharmaceuticals, Inc., BioCryst Ireland Limited and Neopharmed Gentili S.p.A.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 *The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed sale of BioCryst Ireland to the Purchaser (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction. These forward-looking statements are based on BioCryst’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Seller, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements are subject to known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time, many of which may be beyond the Company’s, BioCryst Ireland’s and the Purchaser’s control. BioCryst’s future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the benefits of the Transaction, including future financial and operating results and BioCryst’s plans, objectives, expectations, intentions, growth strategies and culture and other statements that are not historical facts. Some of the factors that could affect the forward-looking statements contained herein include: (i) the completion of the Transaction on anticipated terms and timing, including obtaining required regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) the ability of the Purchaser to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (iii) the risk that disruptions from the Transaction will harm BioCryst’s business, including current plans and operations; (iv) the ability of BioCryst to retain and hire key personnel; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vi) continued availability of capital and financing and rating agency actions; (vii) legislative, regulatory and economic developments affecting BioCryst’s businesses; (viii) general economic and market developments and conditions; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect BioCryst’s financial performance; (x) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, pandemics, outbreaks of war or hostilities, as well as BioCryst’s response to any of the aforementioned factors; (xi) significant transaction costs associated with the Transaction; (xii) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction; and (xiv) the risks and uncertainties pertaining to BioCryst’s and BioCryst Ireland’s businesses, including the commercial viability of ORLADEYO® and its ability to achieve sustained market acceptance and demand. While the list of factors presented here is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on BioCryst’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and BioCryst does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Dated: June 30, 2025	By:	/s/ Alane Barnes
Alane Barnes
Chief Legal Officer